UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018 (October 1, 2018)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street

New York, New York 10036

(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 1 – Registrant’s Business and Operations

Item 1.02.	Termination of a Material Definitive Agreement.

On October 4, 2018, CIT Group Inc. (“CIT” or the “Company”) completed the previously announced sale of NACCO, the Company’s European railcar leasing business which included $1.2 billion of assets and was our last ongoing overseas operation. Net proceeds of $1.1 billion will be used for liability management actions, to return capital to shareholders under the remaining amount of the Company’s previously announced $750 million common equity return and for general corporate purposes. The sale of NACCO is expected to result in a pre-tax gain of approximately $20 million in the fourth quarter of 2018.

The liability management actions will include the utilization of approximately $300 million to terminate the Company’s Dutch subsidiary’s total return swap facility (the “TRS”) following the redemption of the railcar securitization that served as the TRS’s reference obligation (the “Railcar Securitization”). Together, the TRS and the Railcar Securitization were used to fund a portion of CIT’s North America railcar leasing business. The TRS is the last remaining legacy financing that was entered into by the Company during the financial crisis, and following its termination, the Company intends to sell a portion of the unencumbered railcars formerly in the Railcar Securitization to CIT Bank, N.A. (“CIT Bank”), which offers more efficient deposit-based funding. Proceeds from the sale of railcars to CIT Bank are intended to reduce unsecured debt and for general corporate purposes.

See “Redemption of Railcar Securitization and Termination of Total Return Swap Facility below” for further details on the liability management actions and “Item 8.01 Other Events” below for further details on the sale of NACCO .

Redemption of Railcar Securitization and Termination of Total Return Swap Facility

On October 5, 2018, CIT’s securitization vehicle, CIT Railcar Funding Company, LLC (“CIT Railcar”) issued a notice to redeem in whole on October 25, 2018 the Railcar Securitization. The redemption of the Railcar Securitization will result in the unencumbrance of approximately $775 million of U.S. railcar assets and the repayment of approximately $465 million of secured debt.

On October 5, 2018, CIT TRS Funding B.V. (“BV”), a wholly-owned Dutch subsidiary of the Company, issued an Optional Termination Notice (as that term is defined for purposes of that certain Master Agreement described below) to its counterparty, Goldman Sachs International (“GSI”), to terminate the $625 million TRS which has been restructured since its inception in 2008. The TRS is evidenced by that certain 1992 Master Agreement (Multicurrency – Cross Border), dated as of October 26, 2011, by and among BV and GSI (as amended, modified or supplemented from time to time, including by (i) that certain Schedule to the ISDA Master Agreement dated as of October 26, 2011, (ii) that certain Credit Support Annex to the Schedule to the Master Agreement, dated as of October 26, 2011, and (iii) that certain Amended and Restated Confirmation, dated June 28, 2012). The agreements evidencing the TRS are attached as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 3, 2018.

Pursuant to the Optional Termination Notice, the TRS will terminate on November 2, 2018.

The exercise of BV’s option to terminate the TRS prior to maturity requires a payment by BV to GSI on November 2, 2018 of the present value of the remaining facility fee (the “Optional Termination Fee”). The Optional Termination Fee and the reduction of the liability associated with the TRS will result in a net pretax charge for the Company of approximately $75 million in the fourth quarter of 2018.

As a result of these actions, approximately $300 million of proceeds from the sale of NACCO, net of cash held by the securitization trust and other collateral held by the securitization trustee and the TRS counterparty, is expected to be used for the redemption of the Railcar Securitization and the termination of the TRS, including payment of the Optional Termination Fee.

In addition, the Company expects to sell approximately $350 million of railcar assets held by CIT Railcar (once unencumbered following the termination of the Railcar Securitization) to CIT Bank, which offers a more efficient deposit-based funding structure, and intends to use the proceeds to reduce unsecured debt and for general corporate purposes.

Section 2 – Financial Information

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligations under an Off-Balance Sheet Arrangement.

The information contained in “Item 1.02. Termination of a Material Definitive Agreement” above with respect to the termination of the TRS is hereby incorporated by reference into this Item 2.04.

Section 8 – Other Events

Item 8.01.	Other Events.

Sale of NACCO

On October 4, 2018, CIT closed on its previously announced agreement to sell NACCO to German-based VTG Aktiengesellschaft. To comply with previously disclosed merger clearance conditions on the sale of NACCO set by the German Federal Cartel Office and Austrian Federal Competition Authority, on October 1, 2018, CIT completed a sale of significant parts of NACCO to a consortium of buyers consisting of WASCOSA AG and a subsidiary of Aves One AG (together with the October 4, 2018 transaction, the “NACCO Sale”). With the closing of the NACCO Sale, CIT has fully divested its interest in NACCO. A press release announcing the completion of the NACCO Sale was issued on October 5, 2018. A copy of the press release is attached as Exhibit 99.1.

Rail leasing assets sold were approximately $1.2 billion and the NACCO Sale is expected to result in a pre-tax gain of approximately $20 million in the fourth quarter of 2018. The Company expects to use a portion of the $1.1 billion of net proceeds, which is net of the repayment or assumption of local debt by the buyer, to fund the redemption of the Railcar Securitization and the termination of the TRS described in Item 1.02 above. The remaining net proceeds will be used to return capital to shareholders under the remaining amount of the Company’s previously announced $750 million common equity return, to reduce unsecured debt, and for general corporate purposes.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

99.1	Press release issued by CIT Group Inc. on October 5, 2018 announcing the closing of the NACCO Sale.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events (including our anticipated use of the net proceeds from the sale of one or more our businesses or our assets), our pending or potential acquisition and disposition plans, including the timing and results of the sale of one or more of our businesses or our assets or the anticipated charges or net proceeds that could result from the entry into or termination of certain financial contracts or instruments, and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achieve the projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, or (vi) the parties to a transaction do not receive or satisfy regulatory or other approvals or conditions on a timely basis or approvals are subject to conditions that are not anticipated. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ John Fawcett
John Fawcett
Executive Vice President & Chief Financial Officer

Dated: October 5, 2018